UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

ADVANCED DRAINAGE SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36557	51-0105665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio		43026
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 658-0050

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 23, 2025, Advanced Drainage Systems, Inc. (the “Company”) and NORMA Group SE (“Norma Group”), a European company (Societas Europaea) incorporated under the laws of Germany, entered into a Master Share Purchase Agreement (the “Purchase Agreement”), pursuant to which Norma Group has agreed to sell to the Company the outstanding capital stock of certain indirect subsidiaries, which comprise substantially all of Norma Group’s water management business known as National Diversified Sales (“NDS”), in an all cash transaction for consideration of approximately $1.0 billion, subject to certain purchase price adjustments. The transaction is expected to close in the first quarter of calendar year 2026 and is subject to customary closing conditions, including receipt of required regulatory approvals.

The Purchase Agreement contains customary representations, warranties and covenants from the Company. The Company has obtained a warranty & indemnity insurance policy that will provide a source of recourse in the event of any breaches of the representations and warranties of Norma Group contained in the Purchase Agreement, subject to a retention amount, exclusions, policy limits and certain other terms and conditions.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of that agreement and solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of any party to the Purchase Agreement or any of their respective subsidiaries, affiliates or businesses.

Item 7.01	Regulation FD Disclosure.

On September 23, 2025, the Company issued a press release announcing the proposed acquisition of NDS. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

At 9:00 a.m. (Eastern Time) on September 23, 2025, the Company will host a webcast to discuss the proposed acquisition of NDS. Attached as Exhibit 99.2 and incorporated by reference herein is the investor presentation that will be used by the Company during such webcast. To listen to the event or access an archived replay, please visit Investor Relations section of the Company’s website at https://investors.ads-pipe.com/events-and-presentations. To participate via teleconference, participants may register at https://registrations.events/direct/Q4I4578625.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished as part of this report:

2.1	Master Share Purchase Agreement between NORMA Group SE and Advanced Drainage Systems, Inc.

99.1	Press Release of Advanced Drainage Systems, Inc., dated September 23, 2025

99.2	Investor Presentation, dated September 23, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: September 23, 2025	By:	/s/ Scott A. Cottrill
	Name:	Scott A. Cottrill
	Title:	EVP, CFO & Secretary